UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): February 28, 2014

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction

of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966
(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 28, 2014, Chico’s FAS, Inc., (the “Company”) announced that Pamela K Knous, the Company’s Executive Vice President-Chief Financial Officer and Chief Accounting Officer has relinquished the position of Chief Accounting Officer, effective as of February 28, 2014. Ms. Knous will continue to serve the Company as Executive Vice President-Chief Financial Officer.

(c) On February 28, 2014, the Company announced that David M. Oliver, the Company’s Vice President – Finance and Controller was appointed Chief Accounting Officer of Chico’s FAS, Inc., effective as of February 28, 2014. Mr. Oliver also serves in the capacity of Vice President – Finance and Corporate Controller.

Mr. Oliver, age 56, joined Chico’s FAS, Inc. in March 2012 as Vice President – Finance and Corporate Controller. Prior to joining Chico’s FAS, Inc. Mr. Oliver held various finance roles with SUPERVALU INC. from April 2004 through March 2012 including Chief Financial Officer – Supply Chain Services, Vice President Corporate Controller and Vice President, Investor Relations. Prior to joining SUPERVALU INC., Mr. Oliver was Chief Financial Officer and Principal Accounting Officer of the Arden Group, Inc. Mr. Oliver is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: February 28, 2014	By:	/s/ Pamela K Knous
Pamela K Knous, Executive Vice President — Chief Financial Officer